UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 12, 2014, the Executive Compensation Committee of Sonoco’s Board of Directors approved the following equity awards under the Sonoco Products Company 2012 Long-Term Incentive Plan:

	Stock Appreciation Rights	Performance Contingent Restricted Stock Unit Awards
Name		Threshold	Target	Maximum
M. J. Sanders	158,900	29,260	58,520	87,780
R. C. Tiede	80,510	14,305	28,610	42,915
J. M. Colyer, Jr.	78,390	14,305	28,610	42,915
B. L. Saunders	61,450	11,705	23,410	35,115
R. H. Coker	36,050	6,655	13,310	19,965
All other officers	167,360	31,335	62,670	94,005

Stock Appreciation Rights
Stock settled stock appreciation rights (“SARs”) provide executive officers and other key management employees the right to receive shares of the Company’s common stock equal to the appreciation in share price above the closing price on February 12, 2014. The material terms and conditions are as follows:

Approved Features

Grant Type:	Stock-Settled Stock Appreciation Rights

SAR Price:	Fair Market Value on February 12, 2014 (Closing price on the New York Stock Exchange)

Exercise Term:	7 years from date of grant; expiration date February 12, 2021.

Vesting:
100% will vest on February 12, 2015, the first anniversary of the date of the grant. Unvested SARs are cancelled upon termination of employment, except in the case of death, disability, or involuntary (or good reason) termination within two years of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, in which case, unvested SARs will immediately vest upon the date of termination. In the case of retirement, unvested SARs will continue to vest provided the employee does not accept employment (without prior approval from Sonoco) that violates his or her signed Employee Agreement; violation results in forfeiture of all remaining awards.

Clawback Policy:
Pursuant to the Company’s Incentive Compensation Clawback Policy, if the Company is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, and if the Executive Compensation Committee determines in its sole and absolute discretion that any payments or awards made to Participant hereunder were based on erroneous data and would have been lower had they been calculated based on the restated results, the Committee will review the facts and circumstances and, to the extent permitted by applicable law, seek to recover for the benefit of Sonoco the difference between the amounts awarded or paid to Participant and the amounts that would have been awarded or paid based on the restated results. The Committee will in its sole and absolute discretion, subject to applicable law, determine the form and timing of such repayment.

Exercise Period at Termination

Death:	Longer of remaining term of SAR or one year.

Disability:	Shorter of remaining term of SAR or one year from termination following total disability.

Retirement:
Shorter of remaining term of SAR or five years from retirement provided the employee does not accept employment (without prior approval from Sonoco) that violates his or her signed Employee Agreement; violation results in forfeiture of all remaining shares.

Termination without cause:	Three month exercise period for vested awards after expiration of any blackout period (if applicable)

Termination for cause:	Immediate cancellation of all awards

Change in Control:	Shorter of remaining term of SAR or one year from an involuntary (or good reason) termination within two years of a Change in Control
Allowable Exercise Provisions

•	Withholding of shares to pay taxes.

•	Receive stock certificate for value of SAR or have certificate sent to company approved broker for addition to personal account or sale for cash.
Performance Contingent Restricted Stock Unit Awards
The material terms and conditions of the 2014 grants of performance contingent restricted stock units (“PCSUs”) are the same as for those made in 2013 with the exception of changes in the three-year financial performance goals for early vesting and the number of performance contingent restricted stock units granted.
Key provisions of the grants are:

Grant Date:	February 12, 2014

Performance Cycle:	January 1, 2014 through December 31, 2016

Vesting:	Goals will be established for three levels of performance: acceptable, superior and outstanding
• 150% of target shares vest if outstanding (maximum) performance is achieved after three years
• 100% of target shares vest if superior (target) performance is achieved after three years
• 50% of target shares vest if acceptable (threshold) performance is achieved after three years

•        If less than the number of threshold shares vest at the end of the 3-year performance period, then one-half of the remaining number of threshold shares will vest and be settled at the end of year four and one-half at the end of year five.

Change in Control:
In the event of a Change in Control, all unvested PCSUs will vest at Target on a pro rata basis if the Change in Control occurs during the 3-year Performance Period or at Threshold on a pro rata basis if the Change in Control occurs during the Time-Vesting Period in year 4 or 5.

Clawback Policy:
Pursuant to the Company’s Incentive Compensation Clawback Policy, if the Company is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, and if the Executive Compensation Committee determines in its sole and absolute discretion that any payments or awards made to Participant hereunder were based on erroneous data and would have been lower had they been calculated based on the restated results, the Committee will review the facts and circumstances and, to the extent permitted by applicable law, seek to recover for the benefit of Sonoco the difference between the amounts awarded or paid to Participant and the amounts that would have been awarded or paid based on the restated results. The Committee will in its sole and absolute discretion, subject to applicable law, determine the form and timing of such repayment.

Performance Measures
The financial performance measures used to determine the amount of performance units vested are cumulative base earnings per share (as adjusted to exclude certain items) (“BEPS”) and average return on net assets employed (“RONAE”), after adjusting to exclude certain items.
The targets for the 2014 – 2016 performance cycle are as follows:

	Threshold Vesting	Target Vesting	Maximum Vesting
Three-Year Compound Growth in BEPS	8.3%	17.8%	24.8%
Average Three-Year RONAE¹	9.9%	10.4%	10.9%

¹
Actual performance level required within the range depends on capital invested in acquisitions over the three-year period. The RONAE goals will be adjusted down for every dollar of capital investment made in acquisitions at an effective rate of 0.1% for every $100 Million of acquisition investment multiplied by the percentage of time remaining in the three-year performance cycle as of the date of the acquisition.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 18, 2014	By:	/s/ Barry L. Saunders
Barry L. Saunders
Vice President and Chief Financial Officer